UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event      October 9,  2007 (October 4, 2007)
 reported)                                   -----------------------------------


                              L. B. Foster Company
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             (Exact name of registrant as specified in its charter)


         Pennsylvania                   000-10436               25-1324733
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(State or other jurisdiction           (Commission           (I.R.S. Employer
     of incorporation)                 File Number)         Identification No.)


     415 Holiday Drive, Pittsburgh, Pennsylvania                     15220
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      (Address of principal executive offices)                    (Zip Code)


 Registrant's telephone number, including area code     (412) 928-3417
                                                        ------------------------


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.01         Completion of Acquisition or Disposition of Assets

     In its Form 8-K dated September 7, 2007, Registrant stated that a subsidiary of Canadian Pacific Railway Limited ("CP") had entered into a merger agreement with the Dakota Minnesota and Eastern Railroad ("DM&E"), in which Registrant held a minority equity interest.

     On October 4, 2007, this merger was consummated. In exchange for its DM&E preferred stock, warrants and common stock, Registrant received approximately $148.8 million, with an additional $2.15 million being deposited into two escrow accounts to secure certain of the DM&E's obligations.

     As described in Registrant's Form 8-K dated September 7, 2007, Registrant also may receive additional funds if CP commences construction of the Powder River Basin ("PRB") expansion and also if CP attains milestones related to PRB coal tonnage thresholds. CP has stated that it may take several years for it to determine whether to construct the PRB expansion.

     Registrant sells to CP, from time to time, railroad related materials in the ordinary course of business.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          L.B. Foster Company
                                          -------------------
                                          (Registrant)


Date: October 8, 2007
      ---------------
                                          /s/ David J. Russo
                                          ------------------
                                          David J. Russo
                                          Senior Vice President,
                                          Chief Financial Officer and Treasurer